EXHIBIT 23.3

CONSENT OF SCOTT & STRINGFELLOW, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Resource Bankshares Corporation (the “Company”) as an Appendix to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Fulton Financial Corporation contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Proxy Statements/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

SCOTT & STRINGFELLOW, INC.

By: /s/ G. Jacob Savage, III

G. Jacob Savage, III

Managing Director

909 East Main Street

P.O. Box 1575

Richmond, Va 23218

December 9, 2003